As filed with the Securities and Exchange Commission on May 3, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

JERNIGAN CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	47-1978772
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

6410 Poplar Avenue, Suite 650 Memphis, TN	38119
(Address of principal executive offices)	(Zip code)

Jernigan Capital, Inc. Amended and Restated 2015 Equity Incentive Plan

(Full title of the plan)

Dean Jernigan

Chairman and Chief Executive Officer

6410 Poplar Avenue, Suite 650

Memphis, TN 38119

(Name and address of agent for service)

(305) 381-9696

(Telephone number, including area code, of agent for service)

Copies to:

David P. Slotkin

Scott Lesmes

Morrison & Foerster LLP

2000 Pennsylvania Avenue, NW, Suite 6000

Washington, D.C. 20006

(202) 887-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer,’’ ‘‘smaller reporting company,’’ and ‘‘emerging growth company’’ in Rule 12b–2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, $0.01 par value per share	170,000	$23.52	$3,997,550	$464.00

(1)	Represents additional shares of common stock (“Common Stock”) of Jernigan Capital, Inc. (the “Company”) reserved for issuance under the Jernigan Capital, Inc. Amended and Restated 2015 Equity Incentive Plan (the “Amended and Restated Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the Amended and Restated Plan and shares that may become issuable under the Amended and Restated Plan by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or any other similar adjustment of the Company’s outstanding Common Stock.
(2)	Represents the average of the high and the low prices per share of Common Stock of the Company as reported on the New York Stock Exchange on April 26, 2017.
(3)	Computed in accordance with Rule 457(c) and (h) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement is filed by Jernigan Capital, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), under the Company’s Amended and Restated 2015 Equity Incentive Plan (the “Amended and Restated Plan”). On March 24, 2017, the Company filed with the Securities and Exchange Commission (the “Commission”) a definitive proxy statement that included a proposal to adopt the Amended and Restated Plan, which amends the 2015 Equity Incentive Plan adopted on March 13, 2015 (the “Plan”) in its entirety. The Amended and Restated Plan increases the number of shares available for issuance under the Plan by 170,000 shares. The proposal to adopt the Amended and Restated Plan was approved by the Company’s stockholders on May 3, 2017. This Registration Statement registers the 170,000 additional shares of Common Stock available for issuance under the Amended and Restated Plan.

The 170,000 additional shares of Common Stock available for issuance under the Amended and Restated Plan registered pursuant to this Registration Statement are the same class as those registered on the Registration Statement on Form S-8, which was filed with the Commission on April 1, 2015 (File No. 333-203185) (the “Prior Registration Statement”), which is currently effective. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated by reference except as modified, supplemented or superseded herein.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11 (File No. 333-202219))

5.1*	Opinion of Morrison & Foerster LLP

10.1*	Jernigan Capital, Inc. Amended and Restated 2015 Equity Incentive Plan

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Frazee Ivy Davis, PLC

23.3*	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in signature pages of this Registration Statement)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on this 3rd day of May, 2017.

JERNIGAN CAPITAL, INC.

By:	/s/ Dean Jernigan
Dean Jernigan Chairman and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the dates stated by the following persons in their capacities with Jernigan Capital, Inc. Each person whose signature appears below hereby constitutes and appoints John A. Good and Kelly P. Luttrell, and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including any post-effective amendments to this Registration Statement and any amendment pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated with Jernigan Capital, Inc.

/s/ Dean Jernigan	Chairman and Chief Executive Officer	May 3, 2017
Dean Jernigan	(principal executive officer)

/s/ Kelly P. Luttrell	Chief Financial Officer	May 3, 2017
Kelly P. Luttrell	(principal financial officer and principal accounting officer)

/s/ John A. Good	Director, Chief Operating Officer and	May 3, 2017
John A. Good	President

/s/ Mark O. Decker	Director	May 3, 2017
Mark O. Decker

/s/ James D. Dondero	Director	May 3, 2017
James D. Dondero

/s/ Howard A. Silver	Director	May 3, 2017
Howard A. Silver

/s/ Harry J. Thie	Director	May 3, 2017
Harry J. Thie

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11 (File No. 333-202219))

5.1*	Opinion of Morrison & Foerster LLP

10.1*	Jernigan Capital, Inc. Amended and Restated 2015 Equity Incentive Plan

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Frazee Ivy Davis PLC

23.3*	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in signature pages hereto)

____________________

* Filed herewith